UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/17/2007

Gregg Appliances, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-126486

Indiana	35-1049508
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)

317-848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 17, 2007, Gregg Appliances, Inc. (the "Company") entered into Amendment No. 2 to the Loan and Security Agreement dated February 3, 2005 (the "Amendment") between the Company, HHG Distributing, LLC (the "Guarantor") and the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (individually, each a "Lender" and collectively, "Lenders"), and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), as agent for Lenders (in such capacity, "Agent").

The Amendment, reduces the unused line fee from 0.375% to 0.25%, reduces the monthly service fee from $6,000 to $3,000 and letter of credit fees from 1.5% to the applicable LIBOR spread as defined in the Amendment. The Amendment also reduced the tier pricing on the facility between 25 to 50 basis points depending upon the tier as defined in the Amendment. In addition, under the terms of the Amendment, the Company is allowed to repurchase Senior Notes so long as the Company has excess availability of $10,000,000 after the repurchase transaction and as long as the Company is not in default of the Amendment. Finally, advance on inventory, inventory appraisal requirements and certain other modifications have been amended throughout the agreement.

The description of the Amendment set forth above is qualified in its entirety by the Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item by reference.

Item 9.01.    Financial Statements and Exhibits

(c)   Exhibits

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gregg Appliances, Inc.

Date: January 17, 2007	By:	/s/ Donald J.B. Van der Wiel
Donald J.B. Van der Wiel
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment No. 2 to Loan and Security Agreement